UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2014

MRV COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

20415 Nordhoff Street, Chatsworth, CA 91311
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

MRV Communications, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 13, 2014 (the “Annual Meeting”) and all agenda items set forth below were approved or ratified by the required voting thresholds. There were 7,291,845 shares that were authorized to vote as of the record date of April 17, 2014, with 6,198,032 shares represented at the Annual Meeting. The following number of shares voted on the following matters:

a.) Election of five directors to serve for the ensuing year and until their successors are elected and qualified:

Direct Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Kenneth H. Traub	2,859,408	711,801	2,448	2,624,375
Robert M. Pons	2,097,783	722,717	753,157	2,624,375
Mark J. Bonney	2,859,413	711,706	2,538	2,624,375
Matthew Stecker	3,550,684	20,497	2,476	2,624,375
David Stehlin	3,550,606	20,603	2,448	2,624,375

b.) Conduct an advisory vote on the compensation of the named executive officers: Stockholders approved with 3,425,331 shares voted in favor, 145,293 shares voted against and 3,033 shares abstaining from voting. There were 2,624,375 broker non-votes for this proposal.

c.) Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2014: Stockholders ratified the appointment of Grant Thornton LLP with 6,154,381 shares voted in favor, 27,280 shares voted against, and 16,371 shares abstaining from voting. No broker non-votes were cast with respect to this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 18, 2014

MRV COMMUNICATIONS, INC.

	By:	/s/ Stephen A. Garcia
Stephen A. Garcia
Chief Financial Officer

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